SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  November 15, 2001


                                    IPI, Inc.
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             (Exact name of Registrant as specified in its charter)


          Minnesota                  001-15563                   41-1449312
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
       of incorporation)           File Number)              Identification No.)


8091 Wallace Road
Eden Prairie, Minnesota                                        55344
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (952) 975-6200


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Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 2.  ACQUISTITION OR DISPOSITION OF ASSETS
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On November 15, 2001, IPI, Inc. (the "Company") and its wholly-owned subsidiary,
Insty-Prints, Inc. ("Insty-Prints") entered into an asset purchase agreement with Allegra Holdings LLC ("Allegra") pursuant to which the Company and Insty-Prints would sell substantially all of the assets relating to the business of franchising printing centers to Allegra. The purchase price consists of $4,125,000 in cash at closing, subject to certain adjustments for assumed liabilities, inventory, receivables, and prepaid expenses. The Company will also enter into a sublease arrangement for the Company's headquarters and has agreed not to compete with Allegra in the printing franchise business for a period of two years. The Company estimates the total value of the asset sale, after all adjustments to the purchase price, to be approximately $5.7 million. A copy of the asset purchase agreement is attached to this Current Report on Form 8-K.

Allegra is the sole member of Allegra Network LLC, a private company based in Troy, Michigan which which franchises more than 350 printing and graphic design centers in the United States, Canada and Japan under the names "Allegra Print and Imaging," "American Speedy Printing Centers," "Quik Print," "Instant Copy," "Speedy Printing" and "Zippy Print."

Also on November 15, 2001, the Board of Directors of the Company approved a Plan of Liquidation and Dissolution pursuant to which the Company will liquidate its remaining assets, provide for liabilities and distribute to shareholders the Company's liquidated assets in one or more distributions.

The Company is required to submit the asset sale and plan of Liquidation and Dissolution to its shareholders for approval pursuant to the Minnesota Business Corporations Act. The Company intends to call a Special Meeting of the Company's shareholders for approval of the asset sale and approval of the Plan of Liquidation and Dissolution.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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Exhibit 2.0     Plan of Liquidation and Dissolution

Exhibit 10.0 Asset Purchase Agreement dated November 15, 2001 by and between IPI, Inc., Insty-Prints, Inc. and Allegra Holdings LLC.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      IPI, INC.


                                      By: /s/ David Engel
                                      ------------------------------------------
                                      David Engel
                                      Vice President of Finance, Chief Financial
                                      Officer


Dated: November 19, 2001